UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1602
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2020, Macy’s, Inc. (“Macy’s” or the “Company”) announced that John T. Harper, 60, has been appointed Executive Vice President, Chief Operations Officer. Mr. Harper will be responsible for overseeing Macy’s stores, supply chain and technology operations. Mr. Harper has served as Macy’s Chief Stores Officer since September 2017 and previously served as president of store operations from May 2009.
Mr. Harper has more than 35 years of experience at Macy’s and its predecessor companies. Prior to being named president of store operations, Mr. Harper held various roles throughout the Company, including president of Macy’s Home Store, vice chairman of Macy’s Midwest and chairman of Hecht’s. Mr. Harper began his career at Kaufmann’s in 1983.
The Compensation and Management Development (CMD) Committee of the Macy’s Board of Directors approved a compensation package for Mr. Harper comprised of 1) annual base salary of $850,000; 2) annual target incentive opportunity of 100% of base salary under the Senior Executive Incentive Compensation Plan; 3) a target annual equity grant with a grant date fair value of $1,800,000 under the 2018 Equity and Incentive Compensation Plan to be made in March 2020; and 4) a sign-on cash payment of $500,000 payable upon appointment, subject to a 2-year repayment agreement.
Item 9.01.         Financial Statements and Exhibits.
                 (d)      Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary